                                  NEWS RELEASE
                                  ------------

CONTACTS:   Joseph A. Santangelo - Chief Financial Officer
            Orleans Homebuilders, Inc. (215) 245-7500
            (www.orleanshomes.com)
            ----------------------

FOR IMMEDIATE RELEASE:

                      ORLEANS HOMEBUILDERS REPORTS RESULTS
                      FOR SECOND QUARTER 2005 AND INCREASES
                          GUIDANCE FOR FISCAL YEAR 2005

BENSALEM, PENNSYLVANIA, FEBRUARY 8, 2005:

         Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater Virginia; Orlando, Florida; and Chicago, Illinois.

         Fiscal Year 2005 Guidance:

            o The Company increases its fiscal year ending June 30, 2005 guidance with respect to net income to from $2.90 to $2.94 per diluted share.

            o The Company increases its fiscal year ending June 30, 2005 guidance with respect to revenue to exceed $850 million.

         Financial Highlights for the Second Quarter Ended December 31, 2004:

            o Fiscal year 2005 second quarter residential property revenue increased 47% to $178,278,000 (522 homes) compared with $121,481,000 (426 homes) for the prior year period.

            o Fiscal year 2005 second quarter new orders increased 21% to $157,321,000 (384 homes) compared with $129,717,000 (389 homes)
               for the prior year period.

            o The backlog at December 31, 2004 increased 63% to $601,016,000 (1,580 homes) compared with $368,324,000 (1,079 homes) at
               December 31, 2003.

            o Fiscal year 2005 second quarter net income increased 10% to $8,230,000 ($.44 per diluted share) compared to $7,465,000 ($.45 per diluted share) for the prior year period.

            o Fiscal year 2005 second quarter EBITDA (1) increased 7% to $15,317,000 compared with $14,358,000 for the prior year period.

            o The Company currently controls approximately 15,900 building lots, a 29 % increase compared to the 12,300 lots controlled at June 30, 2004 and a 44% increase compared to the approximately 11,000 building lots controlled at December 31, 2003.

            o The Company completed the acquisition of the Charlotte, North Carolina assets of Peachtree Residential Properties in December 2004.

            o In December 2004, the Company completed a three year $500 million secured revolving credit facility which is expandable to $650 million.

         Financial Highlights for the Six Months Ended December 31, 2004:

            o Fiscal year 2005 year-to-date residential property revenue increased 44% to $316,590,000 (927 homes) compared with $219,864,000 (761 homes) for the prior year period.

            o Fiscal year 2005 year-to-date new orders increased 26% to $328,118,000 (850 homes) compared with $260,759,000 (790 homes)
               for the prior year period.

            o Fiscal year 2005 year-to-date net income increased 10% to $16,432,000 ($.88 per diluted share) compared to $14,983,000
               ($.90 per diluted share) for the prior year period.

            o Fiscal year 2005 year-to-date EBITDA(1) increased 7% to $30,508,000 compared with $28,429,000 for the prior year period.

The second quarter results include the acquisition of Realen Homes for the quarter ending December 31, 2004. On December 23, 2004, the Company acquired the Charlotte, North Carolina assets of Peachtree Residential Properties. Diluted earnings per share were relatively flat when compared with the prior year quarter, primarily due to the completion of an offering of 2,000,000 newly issued shares of common stock in the third quarter of fiscal year 2004, which resulted in approximately a 12% increase in share count. The second quarter net income was reduced by approximately $650,000 due to the additional costs recognized in connection with the second quarter deliveries of the acquired Realen Homes inventory, as a result of the fair market value write-up of the acquired inventory and acquired backlog. Despite the impact of the acquisition accounting, the second quarter fiscal year 2005 net income increased 10% compared to the prior year period. The Company grew residential property revenue and new orders for the second quarter ended December 31, 2004 by approximately 47% and 21%, respectively, when compared to the prior year quarter.

          "We are extremely pleased with our record backlog of $601 million and our 21% increase in new orders which we believe will enable us to achieve our revenue and earnings guidance for fiscal 2005. During the quarter, we have continued the integration of our acquisition of Realen Homes into Orleans Homebuilders and have strengthened our position in Charlotte, North Carolina through the Peachtree acquisition. We believe that our current backlog coupled with our continued ability to obtain additional desirable building lots through the expansion of existing markets has left us well positioned for continued new order, revenue and earnings growth," commented Jeffery Orleans, Chairman and CEO. "Additionally, we believe our broad range of home designs and price points allows us to capitalize on opportunities and favorable economic and demographic trends within our industry."

         Orleans Homebuilders will hold its quarterly conference call to discuss first quarter results on Wednesday, February 9, 2005, at 10:00 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com under "Investor Relations". The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available later that day on the Company's website at www.orleanshomes.com. A copy of this press release, including the Company's results of operations for the three months ended December 31, 2004 to be discussed during the conference call, is available at the Company's website, www.orleanshomes.com, under "Investor Relations".

         About Orleans Homebuilders, Inc.
         --------------------------------
         Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester and active adult and first-time homebuyers. The Company currently operates in the following ten distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Orlando, Florida; and Chicago, Illinois. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

(1)Reconciliation of EBITDA to net income
-----------------------------------------

-------------------------- ------------------- ----------------- ------------------ ------------------
                              THREE MONTHS       THREE MONTHS    SIX MONTHS ENDED   SIX MONTHS ENDED
                             ENDED 12/31/04     ENDED 12/31/03       12/31/04           12/31/03
-------------------------- ------------------- ----------------- ------------------ ------------------
EBITDA                            $15,317,000       $14,358,000        $30,508,000        $28,429,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Income tax expense                  5,225,000         4,831,000         10,500,000          9,706,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Interest                            1,446,000         1,901,000          2,810,000          3,448,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Depreciation                          416,000           161,000            766,000            292,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Net income                         $8,230,000        $7,465,000        $16,432,000        $14,983,000
-------------------------- ------------------- ----------------- ------------------ ------------------

(1) Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. The Company believes EBITDA provides a meaningful measure of operating performance.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions. Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 7 of the Company's Annual Report of Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC.

                       ORLEANS HOMEBUILDERS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED                          SIX MONTHS ENDED
                                                               DECEMBER 31,                                DECEMBER 31,
                                                        2004                  2003                 2004                 2003
                                                 ------------------    -----------------      ---------------   ------------------
Earned revenues
    Residential properties                               $ 178,278            $ 121,481            $ 316,590            $ 219,864
    Land sales and other income                              1,730                1,234                3,580                3,286
                                                 ------------------    -----------------      ---------------   ------------------
                                                           180,008              122,715              320,170              223,150
                                                 ------------------    -----------------      ---------------   ------------------
Costs and expenses
    Residential properties                                 141,954               95,170              251,545              169,979
    Land sales and other expense                             1,424                1,001                2,409                2,714
    Selling, general and administrative                     23,160               14,110               39,255               25,558
    Interest, net                                               15                  138                   29                  210
                                                 ------------------    -----------------      ---------------   ------------------
                                                           166,553              110,419              293,238              198,461
                                                 ------------------    -----------------      ---------------   ------------------

Income from operations before income taxes                  13,455               12,296               26,932               24,689
Income tax expense                                           5,225                4,831               10,500                9,706
                                                 ------------------    -----------------      ---------------   ------------------

Net income                                               $   8,230            $   7,465            $  16,432            $  14,983
                                                 ==================    =================      ===============   ==================

Net income                                                   8,230                7,465               16,432               14,983
Preferred dividends                                              -                   51                    -                  104
                                                 ------------------    -----------------      ---------------   ------------------

Net income available for common shareholders             $   8,230            $   7,414            $  16,432            $  14,879
                                                 ==================    =================      ===============   ==================

Earnings per share:
      Basic                                              $    0.47            $    0.57            $    0.94            $    1.16
                                                 ==================    =================      ===============   ==================
      Diluted                                            $    0.44            $    0.45            $    0.88            $    0.90
                                                 ==================    =================      ===============   ==================

Weighted average number of shares:
      Basic                                                 17,544               12,897               17,534               12,846
                                                 ==================    =================      ===============   ==================
      Diluted                                               18,773               16,771               18,767               16,740
                                                 ==================    =================      ===============   ==================

                            ORLEANS HOMEBUILDERS, INC
             SUMMARY OF DELIVERIES, NEW ORDERS AND BACKLOG BY REGION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                           THREE MONTHS ENDED                             SIX MONTHS ENDED
                                                              DECEMBER 31,                                   DECEMBER 31,
                                                        2004                2003                      2004                2003
                                                 ------------------     -------------          ------------------     ------------
DELIVERIES
    Northern Region (NJ, PA) (1)
      Homes                                                  154               177                         309               317
      Dollars                                           $ 68,418          $ 64,517                    $135,701          $117,537
      Average Sales Price                               $    444          $    365                    $    439          $    371

    Southern region (NC, SC, VA) (2)
      Homes                                                  163               134                         279               245
      Dollars                                           $ 58,265          $ 41,340                    $ 98,713          $ 75,756
      Average Sales Price                               $    357          $    309                    $    354          $    309

    Florida region (FL)
      Homes                                                  117               115                         206               199
      Dollars                                           $ 19,428          $ 15,624                    $ 33,831          $ 26,571
      Average Sales Price                               $    166          $    136                    $    164          $    134

    Midwestern region (IL) (3)
      Homes                                                   88                 -                         133                 -
      Dollars                                           $ 32,167          $      -                    $ 48,345          $      -
      Average Sales Price                               $    366          $      -                    $    363          $      -

    Total
      Homes                                                  522               426                         927               761
      Dollars                                           $178,278          $121,481                    $316,590          $219,864
      Average Sales Price                               $    342          $    285                    $    342          $    289


NEW ORDERS
    Northern Region (NJ, PA) (1)
      Homes                                                  110               124                         274               270
      Dollars                                           $ 63,109          $ 60,201                    $140,546          $122,756
      Average Sales Price                               $    574          $    485                    $    513          $    455

    Southern region (NC, SC, VA) (2)
      Homes                                                  147               150                         277               317
      Dollars                                           $ 56,177          $ 52,447                    $103,605          $108,485
      Average Sales Price                               $    382          $    350                    $    374          $    342

    Florida region (FL)
      Homes                                                   73               115                         179               203
      Dollars                                           $ 15,998          $ 17,069                    $ 37,727          $ 29,518
      Average Sales Price                               $    219          $    148                    $    211          $    145

    Midwestern region (IL) (3)
      Homes                                                   54                 -                         120                 -
      Dollars                                           $ 22,037          $      -                    $ 46,240          $      -
      Average Sales Price                               $    408          $      -                    $    385          $      -

    Total
      Homes                                                  384               389                         850               790
      Dollars                                           $157,321          $129,717                    $328,118          $260,759
      Average Sales Price                               $    410          $    333                    $    386          $    330

(1) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Southeastern Pennsylvania region from July 28, 2004, the acquisition date, through December 31, 2004.

(2) Information on residential revenue earned and new orders includes the acquired activity from Peachtree Residential Properties for the period beginning December 23, 2004, the date the company acquired the assets, through December 31, 2004.

(3) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Midwestern region from July 28, 2004, the acquisition date, through December 31, 2004.

                                                                   AT DECEMBER 31,             AT DECEMBER 31,
BACKLOG                                                                 2004                        2003
                                                                  ----------------             ---------------
    Northern Region (NJ, PA) (1)
      Homes                                                                625                        415
      Dollars                                                        $ 287,664                  $ 195,153
      Average Sales Price                                            $     460                  $     470

    Southern region (NC, SC, VA) (2)
      Homes                                                                410                        362
      Dollars                                                        $ 161,035                  $ 128,562
      Average Sales Price                                            $     393                  $     355

    Florida region (FL)
      Homes                                                                292                        302
      Dollars                                                        $  56,744                  $  44,609
      Average Sales Price                                            $     194                  $     148

    Midwestern region (IL) (3)
      Homes                                                                253                          -
      Dollars                                                        $  95,573                  $       -
      Average Sales Price                                            $     378                  $       -

    Total
      Homes                                                              1,580                      1,079
      Dollars                                                        $ 601,016                  $ 368,324
      Average Sales Price                                            $     380                  $     341

(1) The backlog at December 31, 2004, includes the acquired backlog of Realen Homes' Southeastern Pennsylvania region not delivered as of December 31, 2004.

(2) The backlog at December 31, 2004, includes the backlog acquired in the Peachtree Residential Properties acquisition not delivered as of December 31, 2004.

(3) The backlog at December 31, 2004 includes the acquired backlog of Realen Homes' Midwestern region not delivered as of December 31, 2004.

                            ORLEANS HOMEBUILDERS, INC
                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                               DECEMBER 31,                  JUNE 30,
                                                                                   2004                        2004
                                                                               ------------                  --------
Residential properties                                                           $ 273,051                  $ 140,401
Land and improvements                                                              319,781                    161,265
Inventory not owned                                                                 93,927                     88,995
Land deposits and costs of future developments                                      22,688                     23,356
Total assets                                                                       791,378                    486,602
Obligations related to inventory not owned                                          86,156                     81,992
Mortgage obligations secured by real estate                                        395,295                    128,773
Notes payable and amounts due to related parties                                     2,129                      2,879
Other notes payable                                                                  9,436                      1,139
Shareholders' equity                                                               192,743                    174,905
